Exhibit 5.1

1301 Second Avenue, Suite 2800
Seattle, WA 98101-3808
TEL 206.223.7000
FAX 206.223.7107
www.ballardspahr.com

June 3, 2026

Banner Corporation
10 S. First Avenue
Walla Walla, Washington 99362

Re:	Registration Statement on Form S-4 of Banner Corporation

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Banner Corporation, a Washington corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”). The Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of April 30, 2026 (the “Merger Agreement”), between the Company and Pacific Financial Corporation, a Washington corporation (“Pacific Financial”), which provides for, among other things, the merger of Pacific Financial with and into the Company with the Company as the surviving entity in the merger (the “Merger”). The Shares consist of shares of Common Stock issuable pursuant to the Merger Agreement in exchange for shares of Pacific Financial’s common stock, $1.00 par value per share, issued and outstanding or deemed to be issued and outstanding at the effective time of the Merger. The offering of the Shares will be as set forth in the proxy statement/prospectus (the “Proxy Statement/Prospectus”) contained in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon the accuracy and completeness (which we have neither independently investigated nor verified) of the facts, information, statements, representations, warranties and covenants contained in the originals or copies, certified or otherwise, identified to our satisfaction, of: (i) the Merger Agreement; (ii) the Restated Articles of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; (iv) certain resolutions adopted by the Board of Directors of the Company; (v) the Registration Statement, including the exhibits thereto; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, as we have deemed relevant and necessary for the purpose of rendering our opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents.

Banner Corporation
June 3, 2026

We have also assumed that: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time the Shares are offered or issued as contemplated by the Registration Statement and the Proxy Statement/Prospectus; (ii) the Proxy Statement/Prospectus describing the Shares offered thereby has been or will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Washington Business Corporation Act, and as described in the Registration Statement; (iv) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Proxy Statement/Prospectus; (v) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Company shareholders; and (vi) after the issuance of the Shares offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Company’s Restated Articles of Incorporation as then in effect.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and, when issued upon the terms and conditions set forth in the Registration Statement, the Proxy Statement/Prospectus and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the law of any jurisdiction other than the Washington Business Corporation Act. We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Ballard Spahr LLP